EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-8 (No.'s 333-102025, and 333-104593) of Imaging Technologies Corporation of our report dated November 7, 2002 appearing in the June 30, 2003 Annual Report of this Form 10-K.

/s/  Stonefield  Josephson,  Inc.

STONEFIELD  JOSEPHSON,  INC.
Irvine,  California

November  12,  2003